EXHIBIT 10.1

FIRST AMENDMENT TO
OPTIONABLE, INC.
2004 STOCK OPTION PLAN

The Optionable, Inc 2004 Stock Option Plan is hereby amended, effective March 1, 2011, as follows:

1.   In Section 3, the words “Section 12” shall be deleted in its entirety and replaced by the words “Section 8” in lieu thereof.

2.   In Section 4, the following sentence shall be deleted in its entirety:

For purposes of the Plan, for an entity to be an eligible entity, it must be included in the definition of “employee” for purposes of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended (the “Act”).

3.  In the last sentence of subsection 6(d), the words “Section 12” shall be deleted in its entirety and replaced by the words “Section 11” in lieu thereof.

4.  In the second sentence of Section 8, the words “Section 13(b)(ii)” shall be deleted in its entirety and replaced by the words “Section 12(b)(ii)” in lieu thereof.

5.   Section 11 shall be deleted in its entirety and replaced in lieu thereof with the following:

11. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

(a) (i) If the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a subsidiary corporation of the Company shall be terminated for Cause or (ii) if an employee, non-employee Director, consultant or advisor voluntarily terminates without Good Reason his/her employment or services to the Company or a subsidiary corporation of the Company, then his/her Option shall expire on the effective date of his/her termination of employment or services. For purposes of this subsection 11(a), a non-employee Director, consultant or advisor of the Company or a subsidiary corporation of the Company who becomes an employee or a non-employee Director of the Company, a subsidiary corporation of the Company, or a corporation which has assumed the Option of the Company as a result of a corporate reorganization shall not be considered to have terminated his employment or services. For purposes of this subsection 11(a), the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the retirement age prescribed by the Company shall be deemed to be a termination of such individual’s employment other than voluntarily or for Cause. “Cause” means being convicted or pleading guilty or nolo contendre for illegal conduct (other than any misdemeanor, traffic violation or similar misconduct), or a willful act that constitutes gross misconduct and that is materially injurious to the Company. “Good Reason” means a material reduction in the individual’s compensation and/or benefits, a material diminution in the individual’s job responsibilities or position within the Company, the relocation of the Company’s office or the individual’s principal duties with the Company outside of New York City, or such other terms or conditions as may be expressly set forth in a Stock Option Agreement.

(b) If the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director or a consultant or advisor to the Company or a subsidiary corporation of the Company, then his/her Option shall be exercised by his/her estate or by such person who acquired the right to exercise the Option by bequest or inheritance or by reason of death of such employee, non-employee Director, consultant or advisor at any time within one year after such death.
(c) If the holder of an Option under the Plan ceases employment in or services to the Company or a subsidiary corporation of the Company because of permanent and total disability within the meaning of Section 22(e)(3) of the Code while employed by, or while serving as a non employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the Company, then such Option may be exercised at any time within one year after his/her termination of employment or services due the disability.
(d) For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave if such leave does not exceed ninety days or, if longer, so long as his/her right to reemployment is guaranteed either by statute or by contract.
(e) The Stock Option Agreement shall contain such other provisions and terms concerning termination of the Options as the Board of Directors deems appropriate, including without limitations the termination date of an Option where an employee, a non-employee Director, an advisor or a consultant resigns for Good Reason or has had his/her employment or services terminated without Cause.
(f) Notwithstanding anything to the contrary in this Section 11, an Option may not be exercised pursuant to Section 11 except to the extent that the holder was entitled to exercise the Option at the time his/her death or at the time of termination of employment or services as a Director of, or consultant or advisor to, the Company or a subsidiary corporation of the Company in accordance with any vesting schedule or exercisability provisions in the Stock Option Agreement.

6.    Subsection 12(a) shall be deleted in its entirety and shall be replaced by the following in lieu thereof:

(a)   Subject to any limitations in Section 11 hereof, the Board of Directors or the Committee, in its sole discretion, shall determine and shall specify in the Stock Option Agreement (i) the date when all or any installment of the Options is to become exercisable; (ii) any condition or conditions to exercise such Options, including without limitations a condition that the holder thereof remain in the employment or service of the Company for any specified period of time before exercising the Options; and (iii) any limitations or extensions on exercisability of the Options including without limitations a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year shall not exceed one hundred thousand dollars ($100,000).

7.   Section 14 shall be deleted in its entirety and shall be reserved.

I hereby certify that the foregoing amendments to the 2004 Stock Option Plan was duly adopted by the Board of Directors of Optionable, Inc. as of March 1, 2011.

/s/ Brad P. O’Sullivan
Brad P. O’Sullivan
Chief Executive Officer